  As filed with the Securities and Exchange Commission on September 18, 2000
                                                   Registration No. 333-________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             ---------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                          --------------------------

                               MULTEX.COM, INC.
            (Exact name of registrant as specified in its charter)

          Delware                                         22-3253344
(State or other jurisdiction                  (IRS Employer Identification No.)
of incorporation or organization)

                         100 William Street, 7th Floor
                           New York, New York 10038
              (Address of principal executive offices) (Zip Code)

                    MULTEX.COM, INC. 1999 STOCK OPTION PLAN
                  BUZZCOMPANY.COM INC. 1999 STOCK OPTION PLAN
               SPECIAL OPTION GRANTS TO MESSRS. GORELOV, FEENEY,
A. COHN, S. COHN, LISTMAN, CARMACK AND FARGIS  (PURSUANT TO WRITTEN COMPENSATION
                                  AGREEMENTS)

                          (Full title of the Plan(s))

                                ---------------

                                 Isaak Karaev
                            Chief Executive Officer
                               Multex.com, Inc.
                         100 William Street, 7th Floor
                           New York, New York 10038
                    (Name and address of agent for service)
                                (212) 607-2500

         (Telephone Number, including area code, of agent for service)

                                ---------------


                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                           Amount to be          Proposed Maximum           Proposed Maximum          Amount of
Title of Securities to be Registered       Registered(1)     Offering Price per Share   Aggregate Offering Price   Registration Fee
------------------------------------       ------------      ------------------------   ------------------------   ----------------
Multex.com, Inc. 1999 Stock Option       4,250,000 shares           $22.87  (2)         $ 97,218,750.00 (2)        $ 25,665.75
Plan
----
Common Stock, $0.01 par value

BuzzCompany.com Inc. 1999 Stock            159,317 shares           $16.77  (3)         $  2,671,746.09 (3)          $  705.34
-------------------------------
Option Plan (as assumed by
-------------------------
 Registrant)
-----------
Common Stock, $0.01 par value

Special Option Grants Pursuant to
---------------------------------
Written Compensation Agreements
-------------------------------
Common Stock, $0.01 par value

Zor Gorelov                                300,000 shares            $17.50  (4)         $  5,250,000.00 (4)        $ 1,386.00

Christopher Feeney                         250,000 shares            $17.50  (4)         $  4,375,000.00 (4)        $ 1,155.00

Alan J. Cohn                               200,000 shares            $17.50  (4)         $ 3,500,000.00  (4)        $   924.00

Stephen L. Cohn                            200,000 shares            $17.50  (4)         $ 3,500,000.00  (4)        $   924.00

David Listman                               75,000 shares            $17.50  (4)         $ 1,312,500.00  (4)        $   346.50

Curtis Carmack                             100,000 shares            $17.50  (4)         $ 1,750,000.00  (4)        $   462.00

Edward Fargis                              75,000  shares            $17.50  (4)         $ 1,312,500.00  (4)        $   346.50

                                        -------------------                                                      -------------------

                                         5,609,317 shares                              Aggregate Registration Fee   $31,915.09
                                        ===================                                                      ==================


(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Multex.com, Inc. 1999 Stock Option Plan, BuzzCompany.com Inc. 1999 Stock Option Plan and the special options granted to Zor Gorelov, Christopher Feeney, Alan J. Cohn, Stephen L. Cohn, David Listman, Curtis Carmack and Edward Fargis by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling price per share of the Registrant's Common Stock on September 15, 2000, as reported by the Nasdaq National Market.

(3) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the outstanding options.

(4) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the exercise price of each of the individual options.

                                    PART II

              Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

          Multex.com, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed with the Commission on March 30, 2000 (as amended on Form 10-K/A filed with the Commission on April 12, 2000);

         (b) The Registrant's Quarterly Reports on Form 10-Q, filed with the Commission on May 15, 2000 and August 14, 2000, for the periods ended March 31, 2000 and June 30, 2000, respectively;

         (c) The Registrant's Current Reports on Form 8-K, filed with the Commission on April 5, 2000 (as amended on Form 8-K/A filed with the Commission on June 2, 2000) and May 24, 2000 (as amended on Form 8-K/A filed with the Commission on July 24, 2000); and

         (d) The Registrant's Registration Statement No. 000-24559 on Form 8-A12G filed with the Commission on March 2, 1999, pursuant to
              Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

              All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities
         -------------------------

          Not applicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

          Not applicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

          The Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") provides that, except to the extent prohibited by the Delaware General Corporation Law (as amended from time to time, the "DGCL"), the Registrant's directors shall not be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as directors of the Registrant. Under the DGCL, the directors have a fiduciary duty to the Registrant which is not eliminated by this provision of the Certificate of Incorporation and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available. In addition, each director will continue to be subject to liability under the DGCL for breach of the director's duty of loyalty to the Registrant, for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by DGCL. This provision also does not affect the director's responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws.

          Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under
Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's bylaws, any agreement, a vote of stockholders or otherwise. The Certificate of Incorporation eliminates the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL and provides that the Registrant shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. The Registrant has obtained liability insurance for its officers and directors.

          At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under the Certificate of Incorporation. The Registrant is not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

          Not applicable.

Item 8.  Exhibits
         --------

 Exhibit Number  Exhibit
 --------------  -------

      4          Instruments Defining the Rights of Stockholders. Reference is
                 made to Registrant's Registration Statement No. 000-24559 on
                 Form 8-A12G, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(d) to this
                 Registration Statement.
      5          Opinion and consent of Brobeck, Phleger & Harrison LLP.
     23.1        Consent of Ernst & Young LLP, Independent Auditors.
     23.2        Consent of Ernst & Young LLP, Independent Auditors.
     23.3        Consent of Brobeck, Phleger & Harrison LLP is contained in
                 Exhibit 5.
     24          Power of Attorney.  Reference is made to page II-4 of this
                 Registration Statement.
     99.1        Multex.com, Inc. 1999 Stock Option Plan.
     99.2        BuzzCompany.com Inc. 1999 Stock Option Plan (as Assumed by
                 Registrant).
     99.3        BuzzCompany.com Inc. Form of Stock Option Agreement.
     99.4        Multex.com, Inc. Form of Written Compensation Agreement.
     99.5        Multex.com, Inc. Form of Option Certificate (Pursuant to
                 Written Compensation Agreement).

Item 9.  Undertakings
         ------------

          A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act"),
(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1999 Stock Option Plan, the BuzzCompany.com Inc. 1999 Stock Option Plan (as assumed by Registrant), and special option grants pursuant to written compensation agreements with Zor Gorelov, Christopher Feeney, Alan J. Cohn, Stephen L. Cohn, David Listman, Curtis Carmack and Edward Fargis.

          B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 14th day of September, 2000.

                                        MULTEX.COM, INC.



                                        By: /s/ Isaak Karaev
                                           -------------------------------------
                                           Isaak Karaev
                                           Chief Executive Officer and
                                           Chairman of the Board


                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

          That the undersigned officers and directors of Multex.com, Inc., a Delaware corporation, do hereby constitute and appoint Isaak Karaev, Chief Executive Officer and Chairman of the Board of Directors, and John J. McGovern, Chief Financial Officer, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                               POWER OF ATTORNEY

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             Signature                                       Title                                   Date
             ---------                                       -----                                   ----

/s/ Isaak Karaev                      Chairman of the Board of Directors and Chief               September 14, 2000
---------------------------           Executive Officer (Principal Executive Officer)            ------------
Isaak Karaev

/s/ John J. McGovern                  Financial Officer (Principal Financial and                 September 14, 2000
---------------------------           Accounting Officer)                                        ------------
John J. McGovern


/s/ James M. Tousignant               President and Director                                     September 14, 2000
------------------------------                                                                   --------------
James M. Tousignant

                                      Director                                                   ____________, 2000
------------------------------
George F. Rick Adam, Jr.

/s/ I. Robert Greene                  Director                                                   ____________, 2000
------------------------------
I. Robert Greene

                                      Director                                                   ____________, 2000
------------------------------
Lennert J. Leader

                                      Director                                                   ____________, 2000
------------------------------
Devin N. Wenig

/s/ Homi M. Byramji                   Director                                                   September 14, 2000
------------------------------                                                                   --------------
Homi M. Byramji

/s/ John Tugwell                      Director                                                   September 14, 2000
------------------------------                                                                   --------------
John Tugwell


                      SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.


                                   EXHIBITS

                                      TO

                                   FORM S-8

                                     UNDER

                            SECURITIES ACT OF 1933


                               MULTEX.COM, INC.

                                 EXHIBIT INDEX


Exhibit Number     Exhibit
--------------     -------

      4            Instruments Defining the Rights of Stockholders. Reference is
                   made to Registrant's Registration Statement No. 000-24559 on
                   Form 8-A12G, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(d) to
                   this Registration Statement.
      5            Opinion and consent of Brobeck, Phleger & Harrison LLP.
     23.1          Consent of Ernst & Young LLP, Independent Auditors.
     23.2          Consent of Ernst & Young LLP, Independent Auditors.
     23.3          Consent of Brobeck, Phleger & Harrison LLP is contained in
                   Exhibit 5.
     24            Power of Attorney.  Reference is made to page II-4 of this
                   Registration Statement.
     99.1          Multex.com, Inc. 1999 Stock Option Plan.
     99.2          BuzzCompany.com Inc. 1999 Stock Option Plan (as Assumed by
                   Registrant).
     99.3          BuzzCompany.com Inc. Form of Stock Option Agreement.
     99.4          Multex.com, Inc. Form of Written Compensation Agreement.
     99.5          Multex.com, Inc. Form of Option Certificate (Pursuant to
                   Written Compensation Agreement).